UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-34857	84-1473173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2886 Carriage Manor Point, Colorado Springs, Colorado 80906

(Address of Principal Executive Offices) (Zip Code)

(303) 320-7708

(Registrant’s telephone number including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange where registered
Common Stock	GORO	NYSE American

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2020, Gold Resource Corporation (the “Company” or “GRC”) completed its previously announced spin-off (the “Spin-Off”) of its wholly-owned subsidiary, Fortitude Gold Corporation and its subsidiaries (“FGC”), into a separate, public company. Information regarding the Spin-Off, including the expectation that the matters described in this Current Report on Form 8-K would occur upon consummation of the Spin-Off, were previously disclosed by the Company in Current Reports on Form 8-K dated October 5, 2020, December 17, 2020 and December 31, 2020, respectively, and FGC’s Registration Statement on Form S-1, as amended.

Effective December 31, 2020, in connection with the Spin-Off, the Company entered into agreements with FGC that govern the relationship of the parties following the Spin-Off, including the following:

•	Separation Agreement

•	Management Services Agreement

The Separation Agreement provides for the allocation between the Company and FGC of the assets, employees, liabilities and obligations (including investments, property, employee benefits, records, confidentiality and tax-related assets and liabilities) of FGC and its subsidiaries attributable to periods prior to, at and after the Spin-Off and will govern the relationship between the Company and FGC subsequent to the completion of the Spin-Off. The Separation Agreement provides, among other things, that if either the Company or FGC discover it is holding assets or it is responsible for liabilities that should belong to the other entity, the party holding such assets will transfer such assets to the other party and/or the other party shall assume such liabilities. The Separation Agreement also provides for the allocation between the parties of rights and obligations under existing insurance policies with respect to occurrences prior to the distribution date and will set forth procedures for the administration of insured claims and certain other insurance matters. In general, each party will assume liability for all pending, threatened and unasserted legal matters related to its own business or its assumed or retained liabilities and will indemnify the other party for any liability to the extent arising out of or resulting from such assumed or retained legal matters. The Separation Agreement also governs the respective rights, responsibilities and obligations of the Company and FGC after the Spin-Off with respect to all tax matters (including tax liabilities, tax attributes, tax returns and tax contests) and indemnification obligations resulting from the failure of the Spin-Off and related internal transactions to qualify for their intended tax treatment under U.S. federal income tax law. The Separation Agreement imposes certain restrictions on the Company and FGC and their respective subsidiaries, including certain restrictions on share issuances, business combinations, and sales of assets and similar transactions which are designed to preserve the tax-free nature of the Spin-Off. These agreed restrictions will apply for the two-year period after the Spin-Off. The Separation Agreement may not be terminated, except by an agreement in writing signed by both parties.

The Management Services Agreement provides that the Company and its subsidiaries will provide services to FGC to assist in the transition of FGC as a separate company including, managerial and technical supervision, advisory and consultation with respect to mining operations, exploration, environmental, safety and sustainability matters. The Company will provide certain administrative services related to information technology, accounting and financial advisory services, legal and compliance support and investor relation and shareholder communication services. The agreed upon charges for services rendered are based on market rates that align with the rates that an unaffiliated service provider would charge for similar services. The Management Services Agreement will terminate on December 31, 2021, and year to year thereafter, unless cancelled upon 30 days written notice by one party to the other.

The foregoing summary of these agreements is qualified in its entirety by reference to the Separation Agreement and the Management Services Agreement, filed as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 31, 2020, the Company completed the Spin-Off. The Spin-Off was effected by the distribution of all of the outstanding shares of FGC common stock to the Company’s shareholders (the “Distribution”). The Company’s shareholders of record as of the close of business on December 28, 2020 (the “Record Date”) received one share of FGC common stock for every 3.5 shares of the Company’s common stock held as of the Record Date. The Company issued fractional shares of FGC common stock in the Distribution except in certain instances where fractional shares were not permissible and in such case, shareholders received cash in lieu of fractional shares. Unaudited pro forma financial information for GRC giving effect to the Spin-Off and related transactions is attached as Exhibit 99.1 hereto.

As a result of the Distribution, FGC is now an independent company that is working on developing a trading market for its stock. FGC has applied to quote its shares of common stock on the OTCQB platform maintained by the OTC Markets Group.

Item 9.01 Financial Statements and Exhibits.

Pro Forma Financial Information:

Unaudited pro forma financial information for GRC giving effect to the Spin-Off and related transactions is attached as Exhibit 99.1 hereto.

(d)  Exhibits. The following exhibits are furnished with this report:

2.1	Separation Agreement dated as of December 31, 2020, by and between Gold Resource Corporation and Fortitude Gold Corporation
10.1	Management Services Agreement dated as of December 31, 2020, by and between Gold Resource Corporation and Fortitude Gold Corporation
99.1	Unaudited pro forma financial information
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: January 7, 2021	By:	/s/ Kimberly C. Perry
	Name:	Kimberly C. Perry
	Title:	Chief Financial Officer

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